Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Tortoise North American Energy Corporation does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Tortoise North American Energy Corporation for the period ended May 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Tortoise North American Energy Corporation for the stated period.
/s/ David Schulte David J. Schulte President and Chief Executive Officer Tortoise North American Energy Corporation	/s/ Terry Matlack Terry C. Matlack Chief Financial Officer Tortoise North American Energy Corporation
Dated: July 30, 2007
This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Tortoise North American Energy Corporation for purposes of the Securities Exchange Act of 1934.